Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A of our report dated May 24, 2007, accompanying the consolidated financial statements of PureDepth, Inc. appearing in this prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Mark Bailey & Company, Ltd.

Reno, Nevada
December 6, 2007